Exhibit 5.1

Confidential

To:	Homburger AG
Addex Therapeutics Ltd	Prime Tower
c/o Addex Pharma SA	Hardstrasse 201 | CH—8005 Zurich
Chemin des Aulx 12
1228 Plan-les-Ouates	T +41 43 222 10 00
Switzerland	F +41 43 222 15 00
lawyers@homburger.ch

January 3, 2020

330092|10810662v3

Addex Therapeutics Ltd | Registration Statement on Form F-1 — Exhibit 5.1

Ladies and Gentlemen

We have acted as special Swiss counsel to Addex Therapeutics Ltd, a stock corporation incorporated under the laws of Switzerland (the Company), in connection with the filing of a registration statement on Form F-1 with the United States Securities and Exchange Commission (the SEC) for the purpose of registering under the United States Securities Act of 1933, as amended (the Securities Act), the offer and sale of approximatively 1,906,585 American Depositary Shares (ADSs), each representing six registered shares, par value CHF 1.00 each, of the Company (the Shares).

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Documents.

I.                Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law or established case law, we base our opinion solely on our independent professional judgment. This opinion is also confined to the matters stated herein and the Documents (as defined below), and is not to be read as extending, by implication or otherwise, to any agreement or document referred to in any of the Documents (including, in the case of the Registration Statement (as defined below), any document incorporated by reference therein or exhibited thereto) or any other matter.

For purposes of this opinion, we have only reviewed originals or copies of the following documents (collectively the Documents):

(i)                          an electronic copy of the registration statement to the SEC on Form F-1 as filed on December 17, 2019 (the Registration Statement);

(ii)                       an electronic copy of the executed written resolutions of the board of directors of the Company dated September 20, 2019 regarding, inter alia, the Registration Statement;

(iii)                    an electronic copy of articles of association (statuts) of the Company dated June 19, 2019, notarized by a licensed notary of the Canton of Geneva on June 19, 2019 (the Articles);

(iv)                   an electronic copy of the internal regulations (règlement d’organisation) of the Company in their version approved by the board of directors of the Company on July 1, 2017 (the Organizational Regulations);

(v)                      an electronic copy of a certified excerpt from the Commercial Register of the Canton of Geneva dated July 2, 2019, relating to the Company (the Certified Excerpt); and

(vi)                   an electronic copy of an internet excerpt (extrait internet) from the Commercial Register of the Canton of Geneva dated January 3, 2020, relating to the Company (the Internet Excerpt).

No documents, other than the Documents, have been reviewed by us in connection with this opinion. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

II.           Assumptions

In rendering the opinion below, we have assumed the following:

(a)                      all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, electronic copies) conform to the original;

(b)                      all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents, and any electronic or facsimile signatures thereon have been produced and used in accordance with applicable internal rules and|or procedures and the individual to whom any such electronic or facsimile signature belongs has consented to the use of his or her signature for each such document on which it appears;

(c)                       all documents produced to us in draft form will be executed and|or filed in the form of the draft submitted to us;

(d)                      the Registration Statement, as finally amended, has become effective under the Securities Act;

(e)                       all signatures appearing on all original documents or copies thereof which we have examined are genuine and authentic;

(f)                        any and all information contained in the Documents is, and all material statements made to us in connection with the Documents are and will be, true, complete and accurate at all relevant times;

(g)                       the Articles, the Organizational Regulations and the Internet Excerpt are unchanged and correct, complete and up-to-date and in full force and effect as of the date hereof and no changes have been made which should have been or should be reflected in the Articles, the Organizational Regulations or the Internet Excerpt as of the date hereof;

(h)                      the Certified Excerpt was correct, complete and up-to-date as of the date it was issued and continues to be correct but for the changes reflected in the Internet Excerpt;

(i)                          the Company is, at the date hereof, not insolvent or over-indebted (in the sense of article 725 of the Swiss Code of Obligations (the CO));

(j)                         the Company intends to produce and publish financial statements in accordance with articles 958 et seqq. at least annually; and

(k)                      no laws (other than those of Switzerland) affect any of the conclusions stated in this opinion.

III.      Opinion

1.                           The Company is duly incorporated and validly existing as a corporation (société anonyme) under the laws of Switzerland.

2.                           The Shares underlying the ADSs have been duly and validly authorized and issued, are fully paid as to their nominal value and will not be subject to any call for payment of further capital.

IV.       Qualifications

The above opinions are subject to the following qualifications:

(a)                      The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.

(b)                      We express no opinion as to regulatory matters or as to any commercial, accounting, calculating, auditing or other non-legal matter.

*   *   *

We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes that are made or brought to our attention hereafter.

This letter is addressed to you in connection with the Registration Statement. We consent to the filing of this letter as an exhibit to the Registration Statement. No other person may rely on this opinion for any purpose. Without our prior written consent, this opinion may not (in full or in part) be copied, furnished or quoted to any other person except your advisors and representatives in connection with the matters set forth herein.

This opinion shall be governed by and construed in accordance with the laws of Switzerland. We confirm our understanding that all disputes arising out of or in connection with this opinion shall be subject to the exclusive jurisdiction of the courts of the Canton of Zurich, Switzerland, venue being Zurich 1.

Sincerely yours
/s/ Homburger AG
Homburger AG